Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 27, 2025, Nightfood Holdings, Inc. (“NGTF,” the “Registrant,” or the “Company”) DBA Techforce Robotics completed the acquisition of 100% of the issued and outstanding membership interests of Victorville Treasure Holdings, LLC DBA Holiday Inn (“VV,” “Victorville,” or the “Target”). Following the transaction, VV became a wholly owned subsidiary of the Company.

Overview of the Acquired Business

Victorville, a California limited liability company, owns and operates, a 155-room select-service hotel located at 15494 Palmdale Road, Victorville, California (the “Property”).

The Property generates recurring revenues from lodging, food and beverage operations, meeting and event services, and other ancillary guest amenities. These activities represent the Target’s ongoing hotel operations, and revenues are recognized as the related goods and services are provided to guests.

In addition to its traditional hospitality operations, the Property also serves as an operating environment in which the Company may deploy, evaluate, and refine elements of its robotics, automation, and workflow technologies. These pilot activities are intended to support potential future enhancements in operating efficiency and scalability across the Company’s broader hospitality platform; however, they do not yet constitute a separate business segment.

Purchase Consideration

As consideration for the acquisition, the Company issued 216,667 shares of its Series C Convertible Preferred Stock, having an estimated fair value of $39,000,000. Fair value was determined based on the as-converted value of the underlying common shares (6,000:1), using the $0.03 closing stock price on the August 27, 2025 acquisition date.

Contingent Consideration

The Agreement includes contingent consideration payable to the sellers. Under the earn-out provisions, the sellers may receive up to 41,667 additional shares of Series C Convertible Preferred Stock (the “Earnout Shares”) upon achievement of the following milestones:

1.	Completion and build-out of a gym facility;
2.	Enrollment of at least 50 active gym members;
3.	Completion of all remaining renovations required to meet prospective franchise brand standards; and
4.	Operation of the property under a major franchise brand for a minimum of 30 days.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Earnout Shares were measured at an estimated fair value of $7,125,000 based on the as-converted common stock value using the $0.03 closing price on the acquisition date. Management assessed achievement of the milestones as probable based on the status of renovation activities and ongoing franchise discussions

At closing, the contingent consideration was evaluated for classification under ASC 815-40. Because the arrangement is settleable in a fixed number of shares upon achievement of specified milestones, it meets the criteria for equity classification. However, because the underlying Series C Convertible Preferred Stock was not convertible into common stock at closing due to insufficient authorized common shares—a condition requiring shareholder approval to remedy and therefore outside the Company’s control—the contingent consideration is classified in temporary equity in accordance with ASC 480-10-S99-3A.

As an equity-classified instrument, the contingent consideration will not be remeasured subsequent to the acquisition date. Upon achievement of the milestones, the Earnout Shares will be issued and reclassified within equity based on the classification of the Series C Convertible Preferred Stock at that time.

Total acquisition consideration was $46,125,000, consisting of $39,000,000 in Series C Convertible Preferred Stock issued at closing and $7,125,000 in equity-classified contingent consideration.

Primary Reasons for the Acquisition

The Company believes the Victorville acquisition will:

● Strengthen its presence in established hospitality markets;

● Provide immediate revenue contribution from an operating hotel asset;

● Support operational efficiencies within the Company’s hotel platform; and

● Expand the foundation for NGTF’s broader lodging and guest-services strategy.

Accounting Treatment

The transaction is accounted for as a business combination under ASC 805, using the acquisition method.

Accordingly:

(a)	Identifying the Acquirer – NGTF is the legal and accounting acquirer.
(b)	Determining the Acquisition Date – August 27, 2025.
(c)	Measuring Identifiable Assets and Liabilities – VV’s assets and liabilities will be recorded at their estimated fair values as of the acquisition date.
(d)	Recognizing Goodwill and Intangibles – To the extent the fair value of the consideration transferred exceeds the fair value of net assets acquired, NGTF will recognize goodwill. Identifiable intangible assets will be recognized separately if they arise from legal/contractual rights or are otherwise separable.

The purchase price allocation will be finalized within the measurement period (up to one year from August 27, 2025).

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Preliminary Purchase Price Allocation

The preliminary allocation of the total estimated consideration to the fair values of assets acquired and liabilities assumed is summarized below.

The fair value adjustments are considered preliminary and are subject to change as the Company finalizes its fair value determinations during the measurement period (not to exceed one year from the Closing Date), as required under ASC 805.

The final allocation may include changes in fair values of property and equipment, changes in allocations to intangible assets and goodwill, and other changes to assets and liabilities.

Consideration
Series C - convertible preferred stock - 216,667 shares	$39,000,000
Series C - contingent consideration - 41,667 shares	7,125,000
Fair value of consideration transferred	$46,125,000

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	301,000
Accounts receivable	73,000
Prepaids and other	165,000
Inventory	40,000
Land	750,000
Property and equipment - net	9,250,000
Total assets acquired	10,579,000

Accounts payable and accrued expenses	1,943,000
Notes payable	3,224,000
Mortgage note payable	9,492,000
Total liabilities assumed	14,659,000

Total identifiable net liabilities assumed	(4,080,000)

Allocation required for identifiable intangible assets and goodwill	50,205,000

Intangible asset (liquor license)	20,000
Intangible asset (franchise agreement)	3,200,000
Total identifiable intangible assets	3,220,000

Goodwill (including assembled workforce)	$46,985,000

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Identifiable Intangible Assets

Based on the preliminary assessment of the acquired business and valuation practices commonly applied in hotel acquisitions, the Company expects to recognize identifiable intangible assets that may include:

●	Franchise Agreement Intangible – representing the contractual right to operate the Property under the Holiday Inn brand;
●	Trade Name / Branding Rights, to the extent such rights are separable from the franchise agreement; and
●	Licenses and Permits, including an indefinite-lived liquor license that is not subject to amortization.

Finite-lived intangible assets will be amortized over their estimated useful lives. The final amounts recorded, the classification of intangible assets, and the associated amortization periods will be determined upon completion of third-party valuation analyses and may differ from these preliminary estimates.

Goodwill

Goodwill is expected to arise primarily from:

●	The assembled hotel workforce;
●	Anticipated operating improvements and integration efficiencies;
●	The strategic value of adding a branded hospitality asset in a desirable geographic market; and
●	Expected long-term contributions to NGTF’s lodging and automation platform.

Goodwill recognized in connection with this transaction is not expected to be deductible for U.S. federal income tax purposes, as the acquisition was structured as a purchase of membership interests rather than an asset acquisition that would provide a tax basis step-up. Final conclusions regarding tax deductibility will be determined upon completion of the Company’s tax analyses.

Any indefinite-lived intangible assets will not be amortized but will be tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that such assets may be impaired.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Income Tax Considerations

The acquisition was structured as a purchase of membership interests in a limited liability company.

Income tax effects related to the acquisition, if material, will be reflected in the final purchase price allocation and recorded during the measurement period in accordance with ASC 805.

Transaction Costs

Acquisition-related costs, including legal, accounting, and advisory fees, were immaterial and expensed as incurred in accordance with ASC 805.

Relationship Between the Parties

The transaction was not a related-party transaction. Neither NGTF nor VV were under common control prior to closing.

No Change in Control

Although the transaction is accounted for as a business combination under ASC 805, it did not result in a change in control of NGTF. NGTF is both the legal acquirer and the accounting acquirer, and continues as the reporting entity for SEC purposes.

NGTF’s existing shareholders retained their voting and ownership interests in the Parent Company both before and after the acquisition. The acquisition represents the addition of VV as a wholly-owned subsidiary, rather than a reverse acquisition or change in control event.

Accordingly, the historical consolidated financial statements of NGTF will remain those of the registrant, with the results of VV included prospectively from the Closing Date, consistent with Rule 3-05 of Regulation S-X.

Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786. It is presented for illustrative purposes only and is not necessarily indicative of what NGTF’s consolidated financial position or results of operations would have been had the acquisition occurred on the dates indicated, nor is it indicative of future results.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma information should be read in conjunction with:

●	NGTF’s historical consolidated financial statements; and
●	VV’s historical financial statements.

Pro Forma Financial Statements Presented

Pro Forma Condensed Combined Balance Sheet Presentation:

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives effect to the acquisition as if it had occurred on June 30, 2025. This presentation combines the historical balance sheet of NGTF as of June 30, 2025 with the historical balance sheet of VV as of June 30, 2025, adjusted for transaction accounting and purchase price allocation adjustments.

Pro Forma Condensed Combined Statements of Operations Presentation:

The unaudited pro forma condensed combined statements of operations are presented for the:

●	Three months ended September 30, 2025; and
●	Fiscal Year ended June 30, 2025.

The pro forma statement of operations for the fiscal year ended June 30, 2025 gives effect to the acquisition as if it had occurred on July 1, 2024, the beginning of that fiscal year, and combines the historical results of the Company and VV for the entire period.

The pro forma statement of operations for the three months ended September 30, 2025 gives effect to the acquisition as if it had occurred on July 1, 2025, the beginning of the current fiscal year. The Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2025, as filed with the SEC, includes VV’s post-acquisition results of operations from August 28, 2025 through September 30, 2025. Accordingly, the pro forma adjustments for this period include only VV’s pre-acquisition results of operations for the stub period from July 1, 2025 through August 27, 2025, in order to present combined results as if the acquisition had occurred on July 1, 2025.

Transaction Accounting Adjustments

The unaudited pro forma condensed combined statements of operations combine the historical results of operations of NGTF and VV for the periods presented, giving effect to the acquisition as if it had occurred at the beginning of each respective fiscal year.

The acquisition of VV was completed on August 27, 2025. Accordingly, while VV’s assets and liabilities are included in the Company’s historical consolidated balance sheet as of September 30, 2025, VV’s results of operations are only included in the Company’s historical consolidated statements of operations from the acquisition date forward.

For the fiscal year ended June 30, 2025, the pro forma statement of operations includes VV’s historical results for the full fiscal year. For the three months ended September 30, 2025, the pro forma statement of operations includes only VV’s pre-acquisition results for the stub period from July 1, 2025 through August 27, 2025, as the Company’s historical results as reported in its Quarterly Report on Form 10-Q already include VV’s post-acquisition results from August 28, 2025 through September 30, 2025.

The pro forma statements of operations apply the following transaction accounting adjustments:

●	Elimination of intercompany transactions, as applicable
●	Acquisition-related transaction costs were expensed as incurred in the historical financial statements and are not presented as pro forma adjustments, as such costs are non-recurring in nature and not permitted under Article 11 of Regulation S-X; these costs were immaterial

The unaudited pro forma condensed combined financial information does not reflect any potential synergies, dis-synergies, or integration costs that may result from the acquisition.

Pro Forma Earnings per Share

Pro forma basic and diluted loss per share is calculated using NGTF’s historical weighted-average common shares outstanding. As part of the purchase consideration for the Victorville acquisition, the Company issued 216,667 shares of its Series C Convertible Preferred Stock.

The Series C Convertible Preferred Stock is classified in temporary equity because the shares are not currently convertible into common stock due to insufficient authorized common shares—a condition requiring shareholder approval to remedy and therefore outside the Company’s control. Until such time as the Company has sufficient authorized common shares to permit conversion, the Series C shares are not considered participating securities for EPS purposes and are excluded from both basic and diluted earnings per share calculations.

Additionally, because NGTF reported a pro forma combined net loss for all periods presented, even if the Series C shares were currently convertible, their inclusion—along with any other potential common stock equivalents—would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss per share for all periods presented.

Additional Information

The audited financial statements of VV for the years ended December 31, 2024 and 2023, and the unaudited financial statements for the six months ended June 30, 2025 and 2024, together with the pro forma financial information required under Article 11 of Regulation S-X, are filed as Exhibits to this Form 8-K/A.

The unaudited pro forma condensed combined financial statements are forward-looking and subject to risks and uncertainties. Actual results may differ materially from those presented. See “Caution Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this Form 8-K/A.

Pro Forma Condensed Combined Balance Sheet

June 30, 2025

(Unaudited)

	June 30, 2025 Registrant Historical Nightfood Holdings, Inc. DBA Techforce Robotics	June 30, 2025 Target/Acquiree Historical Victorville Treasure Holdings, LLC DBA Holiday Inn - Victorville	Transaction Accounting Adjustments	Purchase Price Allocation	Notes	June 30, 2025 Pro Forma Combined

Assets

Current Assets
Cash	$350,231	$555,299	$-	$-		$905,530
Accounts receivable - net	46,215	75,533	-	-		121,748
Notes receivable	-	1,547,000	(1,547,000)	-	F	-
Accrued interest receivable		34,883	(34,883)	-	F	-
Inventory	319,491	37,854	-	-		357,345
Prepaids and other	61,529	178,677	-	-		240,206
Total Current Assets	777,466	2,429,246	(1,581,883)	-		1,624,829

Property and equipment - net	240,824	4,308,993	-	5,691,007	A	10,240,824

Goodwill	4,504,177	-	-	44,976,345	C	49,480,522

Intangible assets - net	1,802,067	-	-	3,220,000	B	5,022,067

Total Assets	$7,324,534	$6,738,239	$(1,581,883)	$53,887,352		$66,368,242

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$3,156,258	$1,806,508	$34,883	$-	F	$4,927,883
Accounts payable and accrued expenses - related parties	322,900	-	-	-		322,900
Deferred revenue	557,725	-	-	-		557,725
Convertible notes payable - net	4,271,103	-	-	-		4,271,103
Derivative liabilities	1,102,992	-	-	-		1,102,992
Notes payable - net	1,576,250	3,165,800	1,547,000	-	F	3,195,050
Mortgage note payable	-	427,352		-		427,352
Liabilities of discontinued operations	479,005	-	-	-		479,005
Total Current Liabilities	11,466,233	5,399,660	1,581,883	-		15,284,010

Long Term Liabilities
Convertible notes payable - net	467,390	-	-	-		467,390
Notes payable - net	14,024	-	-	-		14,024
Mortgage note payable	-	9,100,931	-			9,100,931
Total Long Term Liabilities	481,414	9,100,931	-	-		9,582,345

Total Liabilities	11,947,647	14,500,591	1,581,883	-		24,866,355

Commitments and Contingencies

Temporary Equity
Seres B, Convertible Preferred stock - $0.001 par value; 5,000 shares designated 1,950 issued and outstanding, respectively	5,065,421	-	-	-		5,065,421
Seres C, Convertible Preferred stock - $0.001 par value; 500,000 shares designated 145,966 and 13,333 issued and outstanding, respectively	7,415,730	-	-	39,000,000	D	46,415,730
Seres D, Convertible Preferred stock - $0.001 par value; 100,000 shares designated 3,334 and 1,667 issued and outstanding, respectively	227,910	-	-	-		227,910
Contingent consideration	-	-	-	7,125,000	D	7,125,000
Total Temporary Equity	12,709,061	-	-	46,125,000		58,834,061

Stockholders’ Equity
Preferred stock - $0.001 par value; 1,000,000 shares authorized
Seres A Preferred stock - $0.001 par value; 1,000 shares designated 1,000 issued and outstanding, respectively	1	-	-	-		1
Common stock - $0.001 par value, 200,000,000 shares authorized 136,961,021 and 128,907,407 shares outstanding, respectively	136,961	-	-	-		136,961
Additional paid-in capital	29,284,708	-	-	-		29,284,708
Accumulated deficit	(46,753,844)	(7,762,352)	-	7,762,352	E	(46,753,844)
Total Stockholders’ Deficit	(17,332,174)	(7,762,352)	-	7,762,352		(17,332,174)

Total Liabilities, Temporary Equity and Stockholders’ Deficit	$7,324,534	$6,738,239	$1,581,883	$53,887,352		$66,368,242

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statements

A - Reflects the fair value adjustment to record land, building, and related site improvements at their acquisition-date fair value of $10,000,000

B - Reflects the fair value adjustment to record the franchise agreement and liquor license intangible assets at their acquisition-date fair value of $3,200,000.

C - Reflects the adjustment to reconcile the preliminary pro forma purchase price allocation to the actual purchase accounting recorded at the August 27, 2025 closing date. The adjustment reflects changes in the net assets acquired, including working capital fluctuations and liabilities assumed, occurring between the pro forma balance sheet date and closing. After consideration of all fair value adjustments, the Company recorded goodwill of $46,985,000, representing the excess of consideration transferred over the fair value of identifiable net assets acquired.

D - Reflects total consideration transferred in connection with the acquisition.

E - Reflects the elimination of the historical equity of VV, as only the equity of the accounting and legal acquirer is presented in the combined pro forma financial statements.

F – Reflects the elimination of intercompany balances, including the note payable and related accrued interest recorded by the Company and the corresponding note receivable and accrued interest recorded by VV. Although these balances arose prior to the acquisition, they are eliminated in the unaudited pro forma condensed combined financial statements to present the combined entity as if the acquisition had occurred as of the balance sheet date.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2025

(Unaudited)

	June 30, 2025 Registrant Historical Nightfood Holdings, Inc. DBA Techforce Robotics	June 30, 2025 Target/Acquiree Historical Victorville Treasure Holdings, LLC DBA Holiday Inn - Victorville	Transaction Accounting Adjustments	Notes	June 30, 2025 Pro Forma Combined

Revenues	$482,285	$3,833,756	$-		$4,316,041

Costs and expenses
Cost of sales	412,503	1,323,343	-		1,735,846
Impairment of goodwill	897,542	-	-		897,542
Depreciation and amortization	45,552	192,569	-		238,121
General and administrative expenses	3,673,760	3,115,524	-		6,789,284
Total costs and expenses	5,029,357	4,631,436	-		9,660,793

Loss from operations	(4,547,072)	(797,680)	-		(5,344,752)

Other income (expense)
Interest income	75,119	36,002	(36,002)	3	75,119
Other income	9,810	-	-		9,810
Loss on debt extinguishment	(113,955)	-	-		(113,955)
Derivative expense	(653,792)	-	-		(653,792)
Interest expense (including amortization of debt discount)	(1,526,067)	(606,770)	36,002	3	(2,096,835)
Change in fair value of derivative liabilities	(190,102)	-	-		(190,102)
Loss on settlement of pre-existing assets	(1,490,803)	-	-		(1,490,803)
Gain on debt extinguishment - derivative liabilities	500,678	-	-		500,678
Total other income (expense) - net	(3,389,112)	(570,768)	-		(3,959,880)

Net loss from continuing operations	(7,936,184)	(1,368,448)	-		(9,304,63,23)

Net loss from discontinued operations	(179,694)	-	-		(179,694)

Net loss before provision for income taxes	(8,115,878)	(1,368,448)	-		(9,484,326)

Provision for income taxes	-	-	-	1	-

Net loss	$(8,115,878)	$(1,368,448)	$-		$(9,484,326)

Deemed Dividend on Series B Preferred Stock	(11,566)	-	-		(11,566)

Net loss available to common stockholders	$(8,127,444)	$(1,368,448)	$-		$(9,495,892)

Loss per share - basic and diluted - continuing operations	$(0.06)				$(0.07)
Loss per share - basic and diluted - discontinued operations	$(0.00)				$(0.00)
Loss per share - basic and diluted	$(0.06)				$(0.07)

Weighted average number of shares - basic and diluted	130,384,336			2	130,384,336

The accompanying notes are an integral part of these unaudited consolidated financial statements

1 – Holiday Inn Victorville (“VV”) was treated as a pass-through entity for income tax purposes prior to the acquisition and therefore did not record a provision for income taxes in its historical financial statements. Upon acquisition, VV’s results will be included in the Company’s consolidated federal income tax return. The unaudited pro forma condensed combined financial information reflects a consolidated pre-tax loss for all periods presented. No pro forma income tax benefit has been recorded because the Company maintains a full valuation allowance against its deferred tax assets, and any tax benefit arising from the pro forma combined losses would be fully offset by a corresponding increase in the valuation allowance. The pro forma financial information does not reflect adjustments for deferred tax assets or liabilities that may arise from purchase accounting. Such amounts, if any, will be determined and recorded during the measurement period as part of the final purchase price allocation.

2 – The calculation of pro forma loss per share excludes the issued and outstanding member units of VV, as these units were cancelled in connection with the business combination and are not part of the pro forma combined capital structure. The consideration paid in the form of 216,667 shares of Series C Convertible Preferred Stock does not impact the weighted-average common shares outstanding because no shares of the Company’s common stock were issued in connection with the transaction. Accordingly, the weighted-average common shares outstanding used in the pro forma basic and diluted loss per share calculations are consistent with the Company’s historical presentation. The Series C Convertible Preferred Stock is classified in temporary equity because the shares are not currently convertible into common stock due to insufficient authorized common shares—a condition requiring shareholder approval to remedy and therefore outside the Company’s control. Until such time as the Company has sufficient authorized common shares to permit conversion, the Series C shares are excluded from both basic and diluted loss per share calculations. Additionally, because the Company reported a pro forma net loss for all periods presented, even if the Series C shares were currently convertible, their inclusion would be anti-dilutive.

3 – Prior to the acquisition, VV advanced funds to the Company, which resulted in the Company recording interest expense and VV recording corresponding interest income on the intercompany loan. Although these transactions occurred prior to the acquisition, they are eliminated in the unaudited pro forma condensed combined statements of operations to present the combined entity as if the acquisition had occurred at the beginning of the applicable period. The net effect of this elimination on the pro forma combined statement of operations is zero, as the intercompany interest expense and interest income are equal and offsetting amounts. This adjustment is consistent with the balance sheet elimination of the related intercompany note receivable, note payable, accrued interest receivable, and accrued interest payable.

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 30, 2025

(Unaudited)

	September 30, 2025 Registrant Historical Nightfood Holdings, Inc. DBA Techforce Robotics	September 30, 2025 Target/Acquiree Historical Victorville Treasure Holdings, LLC DBA Holiday Inn - Victorville	Transaction Accounting Adjustments	Notes	September 30, 2025 Pro Forma Combined

Revenues	$782,027	$572,177	$-		$1,354,204

Costs and expenses
Cost of sales	475,565	253,040	-		728,605
Depreciation and amortization	378,109	33,909	-		412,018
General and administrative expenses	2,094,234	447,722	-		2,541,956
Total costs and expenses	2,947,908	734,671	-		3,682,579

Loss from operations	(2,165,881)	(162,494)	-		(2,328,375)

Other income (expense)
Interest income	4,925	48,603	(48,603)	3	4,925
Other income	5,001	-	-		5,001
Interest expense (including amortization of debt discount)	(588,074)	(275,484)	48,603	3	(814,955)
Change in fair value of derivative liabilities	(950,053)	-	-		(950,053)
Total other income (expense) - net	(1,528,201)	(226,881)	-		(1,755,082)

Net loss from continuing operations	(3,694,082)	(389,375)	-		(4,083,457)

Net loss from discontinued operations	(1,453)	-	-		(1,453)

Net loss before provision for income taxes	(3,695,535)	(389,375)	-		(4,084,910)

Provision for income taxes	-	-	-	1	-

Net loss	$(3,695,535)	$(389,375)	$-		$(4,084,910)

Loss per share - basic and diluted - continuing operations	$(0.03)				$(0.03)
Loss per share - basic and diluted - discontinued operations	$(0.00)				$(0.00)
Loss per share - basic and diluted	$(0.03)				$(0.03)

Weighted average number of shares - basic and diluted	143,351,827			2	143,351,827

The accompanying notes are an integral part of these unaudited consolidated financial statements

1 – Holiday Inn Victorville (“VV”) was treated as a pass-through entity for income tax purposes prior to the acquisition and therefore did not record a provision for income taxes in its historical financial statements. Upon acquisition, VV’s results will be included in the Company’s consolidated federal income tax return. The unaudited pro forma condensed combined financial information reflects a consolidated pre-tax loss for all periods presented. No pro forma income tax benefit has been recorded because the Company maintains a full valuation allowance against its deferred tax assets, and any tax benefit arising from the pro forma combined losses would be fully offset by a corresponding increase in the valuation allowance. The pro forma financial information does not reflect adjustments for deferred tax assets or liabilities that may arise from purchase accounting. Such amounts, if any, will be determined and recorded during the measurement period as part of the final purchase price allocation.

2 – The calculation of pro forma loss per share excludes the issued and outstanding member units of VV, as these units were cancelled in connection with the business combination and are not part of the pro forma combined capital structure. The consideration paid in the form of 216,667 shares of Series C Convertible Preferred Stock does not impact the weighted-average common shares outstanding because no shares of the Company’s common stock were issued in connection with the transaction. Accordingly, the weighted-average common shares outstanding used in the pro forma basic and diluted loss per share calculations are consistent with the Company’s historical presentation. The Series C Convertible Preferred Stock is classified in temporary equity because the shares are not currently convertible into common stock due to insufficient authorized common shares—a condition requiring shareholder approval to remedy and therefore outside the Company’s control. Until such time as the Company has sufficient authorized common shares to permit conversion, the Series C shares are excluded from both basic and diluted loss per share calculations. Additionally, because the Company reported a pro forma net loss for all periods presented, even if the Series C shares were currently convertible, their inclusion would be anti-dilutive.

3 – Prior to the acquisition, VV advanced funds to the Company, which resulted in the Company recording interest expense and VV recording corresponding interest income on the intercompany loan. Although these transactions occurred prior to the acquisition, they are eliminated in the unaudited pro forma condensed combined statements of operations to present the combined entity as if the acquisition had occurred at the beginning of the applicable period. The net effect of this elimination on the pro forma combined statement of operations is zero, as the intercompany interest expense and interest income are equal and offsetting amounts. This adjustment is consistent with the balance sheet elimination of the related intercompany note receivable, note payable, accrued interest receivable, and accrued interest payable.